Exhibit 99.4

March 13, 2009

Mr. Bradley M. Robinson, P.E.	Mr. Neil Barman, Phd.
Vice President-Engineering	Senior Reservoir Engineer
Matador Resources Company	Matador Resources Company
5400 LBJ Freeway, Suite 1500	5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240	Dallas, Texas 75240

Dear Messrs. Robinson and Barman:

At your request, LaRoche Petroleum Consultants, Ltd. (LPC) has audited the estimates of proved developed producing and proved developed non-producing reserves and future net cash flow prepared by Matador Resources Company (Matador) as of December 31, 2008 to the Matador interest in certain properties located in Louisiana, New Mexico, and Texas as set out in Exhibit “A” attached hereto. It is our understanding that the audited properties comprise 100 percent of Matador’s proved reserves. We prepared our own estimates of proved reserves and compared our estimates to those prepared by Matador to complete our audit of such properties. Estimates by Matador and LPC are based on two price case scenarios: i) constant prices and costs, as set forth in this letter and which conform to our understanding of the Securities and Exchange Commission (SEC) guidelines, and ii) a variable price case based on NYMEX futures contract prices with constant costs, which does not conform to SEC guidelines. Reserve definitions for categories used in this report are presented immediately following this letter.

When compared on a field-by-field basis, some estimates determined by Matador are greater and some are lesser than the estimates determined by LPC. However, in our opinion, Matador’s estimates of proved oil and gas reserves and future cash flow, as shown herein and in certain computer printouts on file in our office are, in the aggregate, reasonable within the established Audit tolerance guidelines of plus or minus ten percent (10%) and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles. These principles are set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. We are satisfied with the methods and procedures used by Matador in preparing the December 31, 2008 reserve and future cash flow estimates. We saw nothing of an unusual nature that would cause us to take exception with the estimates, in the aggregate, as prepared by Matador.

Summarized below are Matador’s estimates of net reserves and future net cash flow for each price case scenario. Future gross cash flow is prior to deducting estimated production and ad valorem taxes. Future net cash flow is after deducting these taxes, operating expenses, and future capital expenditures but before consideration of federal income taxes. The discounted cash flow values included in this report are intended to represent the time value of money and should not be construed to represent an estimate of fair market value.

4600 Greenville Ave — Dallas, Texas 75026

Phone (214) 363-3337 — Fax (214) 363-1608

For each price case scenario, Matador estimates the net reserves and future net cash flow, as of December 31, 2008, to be:

SEC Price Case

	Net Reserves		Future Net Cash Flow ($)
Category	Oil (Bbls)	Gas (Mcf)	Total	Present Worth at 10%
Proved Developed
Producing	122,635	14,362,244	$53,703,725	$33,588,141
Non-Producing	7,923	4,833,274	$19,036,256	$10,480,937

Total Proved	130,558	19,195,518	$72,739,981	$44,069,078

For the SEC price case, oil prices used by Matador are based on a December 31, 2008 West Texas Intermediate physical crude oil price of $41.00 per barrel, as posted by Plains Marketing, L.P., adjusted by lease for gravity, transportation fees, and regional price differentials. Gas prices used by Matador are based on a December 31, 2008 Henry Hub physical composite gas price of $5.71 per MMBTU, as published in Platts Gas Daily, adjusted by lease for energy content, transportation fees, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties. For reference purposes, the corresponding NYMEX futures contract closing prices for the nearest-month contracts being traded on December 31, 2008 were $44.60 per barrel for West Texas Intermediate crude oil and $5.62 per MMBtu for Henry Hub gas.

NYMEX Strip Price Case

	Net Reserves		Future Net Cash Flow ($)
Category	Oil (Bbls)	Gas (Mcf)	Total	Present Worth at 10%
Proved Developed
Producing	148,978	14,708,696	$70,721,659	$42,093,265
Non-Producing	7,923	4,836,017	$24,087,075	$13,149,865

Total Proved	156,901	19,544,713	$94,808,734	$55,243,130

LaRoche Petroleum Consultants, Ltd.

For the NYMEX strip price case, oil and gas prices used therein have been specified by Matador and correspond to the average price per year of futures contracts traded on the NYMEX at the close of trading on December 31, 2008. Oil prices are referenced to a per-barrel NYMEX West Texas Intermediate futures contract price adjusted for gravity, transportation fees, and regional price differentials. Gas prices are referenced to a per-MMBtu NYMEX Henry Hub futures contract price adjusted for energy content, transportation fees, and regional price differentials. Prices, before adjustments, have been scheduled in the future as follows:

Year	Oil Price ($/Barrel)	Gas Price ($/MMBtu)
2009	53.51	6.11
2010	63.10	7.13
2011	68.44	7.31
2012	70.90	7.23
2013	72.53	7.15

Thereafter, oil and gas prices are held constant over the

life of the properties

The oil reserves include crude oil and condensate. Oil reserves are expressed in barrels (Bbls) which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (Mcf) at the contract temperature and pressure bases.

The estimated reserves and future cash flow shown herein are for proved developed producing (PDP) reserves and, for certain properties, proved developed non-producing (PDNP) reserves. The PDNP reserves encompass proved non-producing and proved behind-pipe reserves. Matador’s estimates do not include any value for proved undeveloped, probable or possible reserves that might exist for these properties, nor did it include any consideration that could be attributed to interests in undeveloped acreage beyond those tracts for which reserves have been estimated.

Lease and well operating expenses are based on data obtained from Matador. Expenses for the Matador-operated properties include only direct lease and field level costs. For all non-operated properties, these expenses include the per-well overhead costs allowed under joint operating agreements along with direct lease and field level costs. Headquarters general and administrative overhead expenses of Matador are not included. Operating expenses are held constant throughout the life of the properties.

Capital costs and timing of all investments have been provided by Matador and are included as required for workovers, new development wells, and production equipment. These costs are also held constant.

Certain Matador properties in Texas are eligible to receive a gas severance tax exemption or reduced tax rate for high-cost gas wells, as certified by the Texas Railroad Commission and authorized by the Texas Comptroller of Public Accounts. The reduced tax rate ending date is the earliest of 120 months from the date of first production or when the cumulative value of the tax savings equals 50% of the drilling and completion cost. The tax models were adjusted accordingly for only those wells specified by Matador which were eligible and approved to receive such tax credits and producing as of December 31, 2008.

We have made no investigation of possible gas volume and value imbalances that may have been the result of overdelivery or underdelivery to the Matador interest. Our projections are based on Matador receiving its net revenue interest share of estimated future gross gas production.

Technical information supporting the reserve estimates herein was furnished by Matador or was obtained from state regulatory agencies and commercially available data sources. No special tests were obtained to assist in the preparation of this report. For the purpose of this

LaRoche Petroleum Consultants, Ltd.

report, the individual well test and production data as reported by the above sources were accepted as represented together with all other factual data presented by Matador including the extent and character of interest. Data after the effective date was utilized in preparing our own reserve estimates on certain properties.

In our audit, we accepted, without independent verification, the accuracy and completeness of the information and data furnished by Matador with respect to ownership interest, oil and gas production, well test data, oil and gas prices, gas severance tax credits, development costs, and any agreements relating to current and future operations of the properties and sales of production. However, if in the course of our examination something came to our attention which brought into question the validity or sufficiency of any such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or had independently verified such information or data.

An on-site inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined by LPC. Net salvage and abandonment costs were considered and judged by Matador to be negligible for these properties. No consideration of the continued operation of uneconomic properties was taken into account.

This audit is solely for the use of Matador, its agents, and representatives in their evaluation of these properties and is not to be used, circulated, quoted, or otherwise referenced for any other purpose without the express written consent of the undersigned. Persons other than those to whom this audit is addressed shall not be entitled to rely upon the audit unless it is accompanied by such consent.

We are independent petroleum engineers, geologists, and geophysicists with respect to Matador as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. We do not own an interest in these properties and are not employed on a contingent basis. Data pertinent to the audit are maintained on file in our office.

Very truly yours,
LaRoche Petroleum Consultants, Ltd.

/s/ Edward C. Marhanka Edward C. Marhanka
Senior Staff Engineer

/s/ William M. Kazmann William M. Kazmann
Licensed Professional Engineer
State of Texas No. 45012

WMK:rk

08-920

LaRoche Petroleum Consultants, Ltd.

DEFINITION OF RESERVES

PROVED RESERVES

Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions and current regulatory practices. Reserves are considered proved when commercial production has been established by actual production or well tests. The portion of the reservoir considered proved is the area delineated by drilling and reasonable interpretation of available data after considering fluid contacts, if any. Proved reserves may be developed or undeveloped.

Proved developed producing reserves are those reserves which are expected to be produced from existing completion intervals now open for production in existing wells.

Proved developed non-producing reserves are (1) those reserves expected to be produced from existing completion intervals in existing wells, but due to pending pipeline connections, regulatory agency considerations, or other mechanical or contractual requirements hydrocarbon sales have not yet commenced or have been interrupted and (2) other non-producing reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced though these wells in the predictable future, where the cost of making such oil and gas available for production should be moderate when compared to the cost of a new well.

Proved undeveloped reserves are those reserves which are reasonably certain to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Undeveloped reserves are considered proved when the interpretation of available geologic information, well test data, and production performance indicate the presence of commercial hydrocarbons that cannot be recovered from presently producing wells. Proved reserves on undrilled acreage are usually limited to proration units that offset wells that have established the existence of commercial quantities of hydrocarbons.

LaRoche Petroleum Consultants, Ltd.

Exhibit “A”

MATADOR RESOURCES COMPANY PROPERTY AND INTEREST LIST OF EVALUATED PROPERTIES

Well Name	State	County	Field	Wrk Int.	Rev Int.	Lease NRI
RIVERS 14-1 (CV)	LA	BOSSIER	ELM GROVE	0.48619897	0.39940109	0.82147663
RIVERS 14-1 (CV)*	LA	BOSSIER	ELM GROVE	0.43738381	0.35058593	0.80155214
C C M P 1-1 PNP (VERT HS)	LA	CADDO	CADDO PINE ISLAND	1.00000000	0.86162994	0.86162994
C C M P 1-1 PNP (VERT HS)*	LA	CADDO	CADDO PINE ISLAND	0.67900313	0.54063307	0.79621587
E&L DEVELOPMENT INC. 15-1 PNP (VERT HS)	LA	CADDO	CADDO PINE ISLAND	0.50000000	0.40000000	0.80000000
NOEL ESTATE 11-1 (UCV)	LA	CADDO	CADDO PINE ISLAND	1.00000000	0.80000000	0.80000000
NOEL ESTATE 11-2 (SLIGO)	LA	CADDO	CADDO PINE ISLAND	1.00000000	0.80000000	0.80000000
BLOUNT FARMS 30-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	0.95833112	0.77055615	0.80406045
BLOUNT FARMS 30-1 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.85874441	0.67096944	0.78133777
BLOUNT FARMS 35-1 (CV)	LA	CADDO	CASPIANA	1.00000000	0.89368546	0.89368546
BLOUNT FARMS 35-1 (CV)*	LA	CADDO	CASPIANA	0.51466016	0.40834562	0.79342769
BRADWAY 23-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.81726726	0.81726726
BRADWAY 23-1 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.87439908	0.69166634	0.79101906
BRADWAY 24-1 (CV)	LA	CADDO	CASPIANA	1.00000000	0.78020543	0.78020543
BRADWAY 24-2 (CV)	LA	CADDO	CASPIANA	1.00000000	0.78020543	0.78020543
CASPIANA INTEREST 14-1 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
CASPIANA INTEREST 14-1 (DAVIS)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
CASPIANA INTEREST 14-1-UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.76415994	0.76415994
CASPIANA INTEREST 14-1-UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.95015788	0.71431782	0.75178856
CASPIANA INTEREST 14-3-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
CASPIANA INTEREST 14-3-ALT (CV)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
CASPIANA LAND LLC 13-1-ALT	LA	CADDO	CASPIANA	0.96752411	0.73038008	0.75489600
CASPIANA LAND LLC 13-2-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.75270722	0.75270722
CASPIANA LAND LLC 13-2-ALT (CV)*	LA	CADDO	CASPIANA	0.96752411	0.73038008	0.75489600
CASPIANA LAND LLC 24-1 (UCV-DAV-PREDAV)	LA	CADDO	CASPIANA	1.00000000	0.78020543	0.78020543
CASPIANA LAND LLC 24-2-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.78020543	0.78020543
CASPIANA LAND LLC 24-4 (CV)	LA	CADDO	CASPIANA	1.00000000	0.78020543	0.78020543
CLAUDE RIVES 18-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.74932342	0.74932342
CLAUDE RIVES 18-1 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.98917488	0.74188117	0.75000001
CLD 23 H #1 PNP (HAYNESVILLE)	LA	CADDO	CASPIANA	0.21859977	0.20878361	0.73632699
COLBERT ETAL 14-1 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-1 (DAVIS)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
COLBERT ETAL 14-2 - UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.76415994	0.76415994
COLBERT ETAL 14-2 - UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.95015788	0.71431782	0.75178856
COLBERT ETAL 14-2 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-2 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
COLBERT ETAL 14-3 - HOSSTON (PBP)	LA	CADDO	CASPIANA	1.00000000	0.76415994	0.76415994
COLBERT ETAL 14-3 - HOSSTON (PBP)*	LA	CADDO	CASPIANA	0.95015788	0.71431782	0.75178856
COLBERT ETAL 14-3 - UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.76415994	0.76415994
COLBERT ETAL 14-3 - UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.95015788	0.71431782	0.75178856
COLBERT ETAL 14-3 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-3 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
COLBERT ETAL 14-4 (CV)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-4 (CV)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
COLBERT ETAL 14-5 (CV)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-5 (CV)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
COLBERT ETAL 14-6 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.76415993	0.76415993
COLBERT ETAL 14-6 (DAVIS)*	LA	CADDO	CASPIANA	0.95015789	0.71431782	0.75178855
D E S LAND CO 34-1 (DAVIS)	LA	CADDO	CASPIANA	0.51632816	0.41306255	0.80000004
DUTTON 13-1 - UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.75270722	0.75270722
DUTTON 13-1 - UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.96752411	0.73038008	0.75489600
DUTTON 13-1 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.75270722	0.75270722
DUTTON 13-1 (DAVIS)*	LA	CADDO	CASPIANA	0.96752411	0.73038008	0.75489600
EMW LAND CO LLC 29-01 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-01 (DAVIS)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-02 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-02 (DAVIS)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-03 (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-03 (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-04 (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-04 (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-05 (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-05 (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-08-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-08-ALT (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-1 - DAVIS (PBP)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-1 - DAVIS (PBP)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-10-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907

*	After Payout Interests

Exhibit “A”

MATADOR RESOURCES COMPANY PROPERTY AND INTEREST LIST OF EVALUATED PROPERTIES

Well Name	State	County	Field	Wrk Int.	Rev Int.	Lease NRI
EMW LAND CO LLC 29-10-ALT (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-2 - DAVIS (PBP)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-2 - DAVIS (PBP)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-3 - UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-3 - UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
EMW LAND CO LLC 29-4 - UPPER CV (PBP)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
EMW LAND CO LLC 29-4 - UPPER CV (PBP)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
J.T. HARRIS, INC. 13-1-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.75270722	0.75270722
J.T. HARRIS, INC. 13-1-ALT (CV)*	LA	CADDO	CASPIANA	0.96752411	0.73038008	0.75489600
JOHNSTON 23-1 (CV)	LA	CADDO	CASPIANA	1.00000000	0.81726726	0.81726726
JOHNSTON 23-1 (CV)*	LA	CADDO	CASPIANA	0.87439908	0.69166634	0.79101906
PEIRONNET 23-1-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.81726726	0.81726726
PEIRONNET 23-1-ALT (CV)*	LA	CADDO	CASPIANA	0.87439908	0.69166634	0.79101906
PEIRONNET 25-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	0.68655037	0.53121661	0.77374747
PEIRONNET 26-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.80047858	0.80047858
PEIRONNET 26-1 (DAVIS-PREDAVIS)*	LA	CADDO	CASPIANA	0.98199164	0.78247022	0.79681963
PEIRONNET 26-2-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.80047858	0.80047858
PEIRONNET 26-2-ALT (CV)*	LA	CADDO	CASPIANA	0.98199164	0.78247022	0.79681963
PEIRONNET 29-1 (CV)	LA	CADDO	CASPIANA	0.88786714	0.73399317	0.82669257
PEIRONNET 29-1 (CV)*	LA	CADDO	CASPIANA	0.76491036	0.61103639	0.79883398
RATZBURG 19-1 (DAVIS)	LA	CADDO	CASPIANA	1.00000000	0.80438826	0.80438826
RATZBURG 19-2-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.80438826	0.80438826
RIEMER CALHOUN 34-1 (CV)	LA	CADDO	CASPIANA	0.51632816	0.41306255	0.80000004
ROE 6-1-ALT PNP (CV)	LA	CADDO	CASPIANA	0.18722209	0.14977767	0.79999999
SMITH HEIRS 27-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.79912996	0.79912996
SMITH HEIRS 27-2 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.79912996	0.79912996
TIGNER WALKER 29-1-ALT (CV)	LA	CADDO	CASPIANA	1.00000000	0.90288907	0.90288907
TIGNER WALKER 29-1-ALT (CV)*	LA	CADDO	CASPIANA	0.48277868	0.38566775	0.79885000
WHITE 6-1-ALT PNP (CV)	LA	CADDO	CASPIANA	0.18722209	0.14977767	0.79999999
ZIMMERMAN 36-1 (DAVIS-PREDAVIS)	LA	CADDO	CASPIANA	1.00000000	0.77962687	0.77962687
CUPPLES 11-06 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-07 (DAVIS & HOSSTON)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-08 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-09 (DAVIS & HOSSTON)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-10 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-11 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-12 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-13 (CV)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-14 (CV)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-15 (CV)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-16 PNP (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-17 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-18 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-19 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
CUPPLES 11-20 (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
LC HUTCHINSON 11-1-ALT (DAVIS)	LA	CADDO	ELM GROVE	0.08450748	0.06338063	0.75000024
NOEL ESTATE 16-1 (FREDRICKSBURG)	LA	CADDO	LONGWOOD (LA)	1.00000000	0.80000000	0.80000000
PANTALION 34 #1 (CV)	LA	CADDO	LONGWOOD (LA)	0.00000000	0.09652500	0.75000000
OCA McKENZIE 1 (CV)	LA	CLAIBORNE	MCKENZIE	0.01522864	0.01142148	0.75000000
BLACK 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
BLACK STONE 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
DUNN 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
EVANS 9-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.01562500	0.01250000	0.80000000
GUY 4-2-ALT (DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.21750836	0.17400669	0.80000000
HUNT 31-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.12500000	0.10156250	0.81250000
TENSAS DELTA 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
WELLS 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
WILLIAMS 6-1 (UCV-DAVIS-PREDAVIS)	LA	DESOTO	CASPIANA	0.18722209	0.14977767	0.79999999
CALHOUN 4-1 (DAVIS-PREDAVIS)	LA	RED RIVER	CASPIANA	0.21750836	0.17400669	0.80000000
CALHOUN 4-2-ALT (DAVIS-PREDAVIS)	LA	RED RIVER	CASPIANA	0.21750836	0.17400669	0.80000000
SAVAGE 3-1 PNP (COTTON VALLEY)	LA	RED RIVER	CASPIANA	0.00756250	0.00586094	0.77500033
BLOUNT 2 H #1 PNP (HAYNESVILLE)	LA	RED RIVER	THORN LAKE	0.11718750	0.11718750	0.73333333
VANDAGRIFF FEDERAL 1 (MORROW)	NM	EDDY	DIAMOND MOUND	0.62500000	0.50375218	0.80600349
PENNZOIL FEDERAL 2 (DELAWARE)	NM	EDDY	ESPERANZA	0.57167250	0.50021344	0.87500000
SALT DRAW 11 FED COM 1 (2ND BSPGS)	NM	EDDY	SAN LORENZO NORTH	1.00000000	0.76698800	0.76698800
STATE UTP 3 (WOLFCAMP)	NM	LEA	ANDERSON RANCH	0.08460000	0.07344500	0.86814421
STATE UTP 1 (MORROW)	NM	LEA	FEATHER	0.02855300	0.02203900	0.77186285
EAGLE 2 STATE #4 (BONE SPRING)	NM	LEA	LEA	0.15625355	0.11719016	0.75000000

*	After Payout Interests

Exhibit “A”

MATADOR RESOURCES COMPANY PROPERTY AND INTEREST LIST OF EVALUATED PROPERTIES

Well Name	State	County	Field	Wrk Int.	Rev Int.	Lease NRI
EAGLE 2 STATE #5 (BONE SPRING)	NM	LEA	LEA	0.28220000	0.21165000	0.75000000
MOBIL STATE 1 (DELAWARE)	NM	LEA	LEA	0.27333000	0.21260000	0.77781436
PENNZOIL STATE 1 (PENN)	NM	LEA	LOVINGTON	0.03671900	0.02753900	0.74999319
PENNZOIL STATE 4 (WOLFCAMP)	NM	LEA	LOVINGTON	0.02120700	0.01590500	0.74998821
CAUDILL 2 (PENN)	NM	LEA	LOVINGTON NORTHEAST	0.41620623	0.32128754	0.77194313
EAGLE 2 STATE #2 (BONE SPRINGS)	NM	LEA	QUAIL RIDGE	0.28220000	0.21165000	0.75000000
PIPELINE 16 STATE 1 (BONE SPRINGS)	NM	LEA	QUAIL RIDGE	1.00000000	0.82500000	0.82500000
HIGHTOWER A 1 (STRAWN)	NM	LEA	SHIPP	0.06250000	0.05468800	0.87500800
COOPER 3 (SIMPSON)	NM	LEA	SKAGGS NORTHWEST	1.00000000	0.73000000	0.73000000
AKES 1 - PETTIT-PAGE (PBP)	TX	HARRISON	LONGWOOD	1.00000000	0.80204527	0.80204527
AKES 1 - PETTIT-PAGE (PBP)*	TX	HARRISON	LONGWOOD	0.99074074	0.79632645	0.80376875
AKES 1 - TRAVIS PEAK (PBP)	TX	HARRISON	LONGWOOD	1.00000000	0.80204527	0.80204527
AKES 1 - TRAVIS PEAK (PBP)*	TX	HARRISON	LONGWOOD	0.99074074	0.79632645	0.80376875
AKES 1 (UCV-DAVIS-TAYLOR)	TX	HARRISON	LONGWOOD	0.99074074	0.79421572	0.80163830
BROWN 1 - UCV-DAVIS-TAYLOR (PBP)	TX	HARRISON	LONGWOOD	1.00000000	0.78187500	0.78187500
BROWN 1 (HILL & TP OIL-COMMINGLED)	TX	HARRISON	LONGWOOD	1.00000000	0.78187500	0.78187500
DAISY MAY 1 (TRAVIS PEAK)	TX	HARRISON	LONGWOOD	1.00000000	0.78930004	0.78930004
DR. SCRIVNER 1 (TP-Recomp 8/13/06)	TX	HARRISON	LONGWOOD	1.00000000	0.80190880	0.80190880
ELIZABETH 1 (TRAVIS PEAK)	TX	HARRISON	LONGWOOD	1.00000000	0.80080534	0.80080534
JONES 1 (TRAVIS PEAK)	TX	HARRISON	LONGWOOD	1.00000000	0.80187120	0.80187120
DR. SCRIVNER 1 - COTTON VALLEY (PBP)	TX	HARRISON	PINE ISLAND	1.00000000	0.80190880	0.80190880
DR. SCRIVNER 1 - PETTIT-PAGE (PBP)	TX	HARRISON	PINE ISLAND	1.00000000	0.80190880	0.80190880
ELIZABETH 1 - PETTIT-PAGE (PBP)	TX	HARRISON	PINE ISLAND	1.00000000	0.80080534	0.80080534
CINDY 1 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.79889618	0.79889618
CINDY 2 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.79889618	0.79889618
CINDY 3 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.79889618	0.79889618
CINDY 4 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.79889618	0.79889618
DARLEEN 1 (DAVIS-TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.81259510	0.81259510
D’SPAIN 1 - PETTIT-PAGE (PBP)	TX	HARRISON	WOODLAWN	1.00000000	0.82705000	0.82705000
D’SPAIN 1 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.82705584	0.82705584
D’SPAIN 2 (TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.82705584	0.82705584
D’SPAIN 3 (AKA RIK SCHENCK 1) (DVS-TYLR)	TX	HARRISON	WOODLAWN	1.00000000	0.82705584	0.82705584
WHITLOW UNIT 2 (UCV-DAVIS-TAYLOR)	TX	HARRISON	WOODLAWN	1.00000000	0.81250000	0.81250000
DONDA 1 (FRIO 9600)	TX	ORANGE	BOISE	1.00000000	0.77000000	0.77000000
HUBRE JOHNSON 1 (CV TAYLOR & CV LIME)	TX	UPSHUR	ROSEWOOD	0.50000000	0.39905708	0.79811416

*	After Payout Interests